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                                                                    EXHIBIT 99.2



TUESDAY, MARCH 5, 8:00AM PST

PRESS RELEASE

SOURCE: Calavo Growers, Inc.

CALAVO APPOINTS CROWELL, WEEDON & CO. AND U.S. STOCK TRANSFER CORPORATION

SHARES TO BEGIN TRADING ON THE OVER-THE-COUNTER BULLETIN BOARD

SANTA ANA, Calif. - (BUSINESS WIRE)--March 5, 2002 -
Calavo Growers, Inc., a worldwide leader in the procurement of avocados, perishable food products and processed avocado products, today announced the appointment of Crowell, Weedon & Co. and U.S. Stock Transfer Corporation, respectively, as broker to facilitate the purchase and sale of shares of Calavo common stock and as transfer agent.

The Company has applied for a ticker symbol and anticipates that transactions will begin to be reported within the next few weeks on the over-the-counter bulletin board. Shareholders who buy and sell shares are responsible for the payment of all brokerage fees and commissions charged by Crowell, Weedon & Co. or by any other broker that they elect to use.

"We are excited about the flexibility that the listing of our common stock affords to our shareholders and prospective investors," said Lee Cole, Chairman of the Board, Chief Executive Officer and President. "This new mechanism for purchasing and selling our common stock will provide new investors with an ability to track our stock's performance and enhance the liquidity of existing shareholders."

"We also look forward to working with Crowell, Weedon & Co. and U.S. Stock Transfer Corporation as they begin to serve our shareholders in their respective capacities."

About Calavo

With net sales in excess of $217 million during its fiscal year ended October 31, 2001, Calavo Growers, Inc. engages in the procurement and marketing of avocados and other perishable foods and the preparation and distribution of processed avocado products. Calavo's expertise in marketing and distributing avocado, processed avocado, and other perishable foods allows the company to deliver a wide array of fresh and processed food products to food distributors, produce wholesalers, supermarkets, and restaurants on a worldwide basis.

This news release does not constitute an offer to sell any of Calavo's common stock or the solicitation of an offer to buy any of the common stock. By deciding to make its common stock eligible for trading on the over-the-counter bulletin board, Calavo is not making any recommendation to shareholders about the value of its stock or about the advisability of purchasing or selling its stock. Calavo will have no involvement in arranging or soliciting purchases and sales of stock through Crowell, Weedon & Co. or any other broker selected by shareholders, and Calavo is not responsible for the payment of any fees or commissions to the broker.


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Safe Harbor Statement

This news release contains statements relating to future events and results of Calavo (including certain projections and business trends) that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Actual results and events may differ from those projected as a result of certain risks and uncertainties. These risks and uncertainties include but are not limited to: increased competition, conducting substantial amounts of business internationally, pricing pressures on agricultural products, adverse whether and growing conditions confronting avocado growers, new governmental regulations, as well as other risks and uncertainties detailed from time to time in the company's Securities and Exchange Commission filings, including, without limitation, the company's Report on Form 10-K for the year ended October 31, 2001. These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Note to Editors: Calavo is a trademark of Calavo Growers, Inc. Other names contained in this release are the property of their respective owners.


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Contact:

Calavo Growers, Inc.
Lee Cole, (949) 223-1111

  or

Crowell, Weedon & Co.
Doug DeGroote, (800) 776-5500





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